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INTERNAL REVENUE SERVICE                                         DEPARTMENT OF THE TREASURY

                                                                 WASHINGTON, DC 20224

Index numbers: 368-07-00;                                        355.04-00

Allan J. Pekor,                                                  Contact Person:
Financial Vice President                                         Theresa Abell
Lennar Corporation                                               Telephone Number:
700 N.W. 107th Avenue                                            (202) 622-7790
Miami, Florida 33172                                             in Reference to:
                                                                 CC:DOM:CORP:3 PLR-107443-97
                                                                 Date:


Distributing                        =                Lennar Corporation
                                                     EIN:  59-1281887

Controlled                          =                LPC, Inc.
                                                     EIN:  to be applied for

DistributingSub                     =                Lennar Homes

ControlledSub                       =                Leisure Colony Management Corporation

SubA                                =                Development Corporation of America

SubB                                =                Universal American Realty Corporation

SubC                                =                Lennar Commercial Properties

SubD                                =                Lennar Financial Services, Inc.

SubE                                =                Lennar Title Services, Inc.

SubF                                =                Universal Title Insurers, Inc.

SubG                                =                Regency Title Company

SubH                                =                TitleAmerica Insurance Corporation

SubI                                =                Universal American Mortgage Company




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SubI1                               =                Strategic Technologies, Inc.; Satisfactions, Inc.;
                                                     Multibuilder Acceptance Corporation; DCA Builder
                                                     Issuer, Inc.; DCA CML Acceptance Corporation;
                                                     State Home Acceptance Corporation; DCA
                                                     Acceptance Corporation; NGMC Finance
                                                     Corporation; NGMC Finance Corporation IV;
                                                     Adjustable Mortgage Finance Corporation; and
                                                     DCA Financial Corporation

SubJ                                =                new Lennar Financial Services, Inc.

SubK                                =                Lennar Capital Services, Inc.

SubL                                =                Western State Investors

SubM                                =                Sunrise Hotel Corporation

SubN                                =                Lennar Management Corporation

SubO                                =                Lennar Florida Holdings, Inc.

Schedule1                           =                item 9 of Exhibit L (page 2) of Taxpayer's July 9,
                                                     1997, submission

Schedule2                           =                item 10 of Exhibit L (page 3) of Taxpayer's July 9,
                                                     1997, submission

Investment Banker                   =                Morgan Stanley & Company

Business1                           =                homebuilding (including the construction and sale of
                                                     single-family attached and detached homes and
                                                     condominiums, and the purchase, development and
                                                     sale of residential land)

Business2                           =                asset management (including developing, managing,
                                                     leasing and sale of commercial and residential rental
                                                     properties)

Business3                                            = financial services
                                                     (including originating and
                                                     servicing residential
                                                     mortgage loans, providing
                                                     title insurance and closing
                                                     services to homebuyers, and
                                                     purchasing rated
                                                     mortgage-backed securities)

Department                          =                management information services



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DateA                               =                November 30

StateX                              =                Delaware

ShareholderA                        =                Leonard Miller

X                                   =                99.61

Y                                   =                27.6

Z                                   =                79
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NB188043.1
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Dear Mr. Pekor:

                  This letter replies to a request dated April 11, 1997, for rulings concerning the federal tax consequences of the transaction described below. Additional information was submitted by letters dated July 9, July 22, July 31, and August 13, 1997. The facts Submitted for consideration are summarized below.

                  Distributing, a StateX corporation, is the common parent of a consolidated group that reports on a DateA fiscal year and uses the accrual method of accounting. Distributing has both Common Stock and Class B Common Stock outstanding. The Common Stock is publicly traded and widely held. The principle holder of the Class B Common Stock is ShareholderA, who, directly and indirectly, holds X percent of the Class B Common (representing y percent of the total number of shares of stock outstanding and Z percent of the voting power of both classes of Distributing stock outstanding). Distributing has no other outstanding equity interests.

                  Distributing owns all the stock of DistributingSub, SubA, SubC, SubD, SubL, SubN, and SubO, as well as over 50 percent of the stock of SubB. SubA owns all the stock of ControlledSub and SubM. SubC owns all the stock of SubB that is not held directly by Distributing. SubD owns all the stock of SubF, SubG, SubH, SubI and SubI1. Distributing is a holding company that, through its subsidiaries is engaged in Business1, Business2, and Business3.

                  Distributing recently formed a wholly owned subsidiary, Controlled, in order to effect the transaction described below. Controlled is a StateX corporation.

                  Distributing submitted financial information for its Business1 and Business2 that indicates gross receipts and operating expenses representative of the active conduct of a trade or business for each of the five calendar years immediately preceding the transaction.

                  In order to expand its Business1, Distributing intends to merge into Acquiring in a transaction that is represented to be a reorganization as defined in ss. 368(a)(1)(A). Distributing has submitted information indicating that Acquiring will engage in the transaction only if Distributing no longer holds its businesses other than Business1. Thus, the following transactions are proposed:

         (I)          Distributing will liquidate SubA.

         (II) Distributing will contribute its interest in SubB to SubC, which will then hold all the stock of SubB.

         (III) SubD will create SubE and contribute to it the stock of SubF, SubG, and SubH.

         (IV)         SubD will contribute the stock of SubE and SubI1 to SubI.



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         (V)          Distributing will create SubJ and SubD will be renamed
                      SubK.

         (VI)         SubK will distribute SubI to Distributing.

         (VII)         Distributing will contribute SubI to SubJ.

         (VIII)       Distributing will liquidate SubL.

         (IX) Distributing will contribute the stock of the listed in Schedule1 to Controlled in additional shares of Controlled stock.

         (X) Distributing has represented that certain assets relating to Business2 and Business3 may be transferred to, and related liabilities assumed by, Controlled, and that certain assets relating to Business1 may be transferred to, and related liabilities assumed by, Distributing.

         (XI) Distributing will contribute the stock of the subsidiaries listed in Schedule2 to DistributingSub.

         (XII) SubM, SubN, and SubO, three of the subsidiaries set forth in Schedule1, will merge into ControlledSub, also a subsidiary set forth in Schedule1.

         (XIII) Controlled will contribute the stock of the remaining subsidiaries set forth in Schedule1 to ControlledSub.

         (XIV) Distributing will then distribute all the stock of Controlled pro rata to its shareholders. The holders of Distributing Class B Common have the right to elect to receive either Controlled Common stock or Controlled Class B Common stock.

         (XV) Distributing will merge into Acquiring; the Distributing shareholders will received over 50% of the then outstanding stock of Acquiring in exchange for their Distributing stock.

                      Distributing has made the following representations regarding the transfers described above:

         (a) No part of the consideration to be distributed by Distributing will be received by a shareholder as a creditor, employee, or in any capacity other than that of a shareholder of Distributing.

         (b) The five years of financial information submitted on behalf of Distributing's Business1 and Business2 is representative of the present operation of Distributing's Business1 and Business2, and, with regard to such businesses,


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                      there have been no substantial operational changes since
                      the date of the last financial statements submitted.

         (c) Immediately after the distribution, at least 90 percent of the fair market value of the gross assets of Distributing and of Controlled will consist of the stock and securities of controlled corporations that are engaged in the active conduct of a trade or -business as defined in ss. 355(b)(2) of the Internal Revenue Code.

         (d) Following the transaction, Distributing and Controlled will each continue the active conduct of its business, independently and with separate employees, except that employees of Department will provide services for no longer than one year from the date of the distribution of Controlled.

         (e) The distribution of the stock of Controlled will be carried out for the corporate business purpose of merging Distributing with and into Acquiring. The distribution of the stock of Controlled is motivated, in whole or substantial part, by this corporate business purpose.

         (f) There is no plan or intention by ShareholderA, and the management of Distributing, to its best knowledge, is not aware of any plan or intention on the part of any particular remaining shareholder of Distributing, to sell, exchange, transfer by gift, or otherwise dispose of any of their stock in either Distributing or Controlled.

         (g) There is no plan or intention by either Distributing or Controlled, directly or through any subsidiary corporation, to purchase any of its outstanding stock after the distribution, other than through stock purchases meeting the requirements of 5 4.05(j)(b) of Rev. Proc. 96-30.

         (h) Except as described above in step (xiv), there is no plan or intention co liquidate either Distributing or Controlled, to merge either corporation with any other corporation, or to sell or otherwise dispose of the assets of either corporation after the transaction, except in the ordinary course of business.

         (i) The total adjusted bases and the fair market value of the assets transferred to Controlled by Distributing each exceeds the sum of liabilities assumed by Controlled plus any liabilities to which the transferred assets are subject; and any liabilities assumed in the transaction and any liabilities to which the transferred assets are subject were incurred in the ordinary course of business and are associated with the assets being transferred.

         (j) No intercorporate debt will exist between Distributing and Controlled at the time of, or subsequent to, the distribution of Controlled stock.



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         (k)          Immediately before the distribution, items of income,
                      gain, loss, deduction, and credit will be taken into account as required by the applicable intercompany transaction regulations. Further, Distributing's excess loss account with respect to the Controlled stock will be included in income immediately before the distribution.

         (l) Payments made in connection with all continuing transactions between Distributing or its affiliates and Controlled or its affiliates will be for fair market value based on terms and conditions arrived at by the parties bargaining at arm's length.

         (m) No parties to the transaction are investment companies as defined in ss. 368(a)(2)(F)(iii) and (iv).

                      Based solely on the information submitted and on the representations set forth above, we hold as follows:

         (1) Distributing's contribution of property described in (IX), above, to Controlled in exchange for common stock of Controlled and any related assumption of liabilities, followed by the distribution of all the outstanding Controlled stock to Distributing shareholders as described in (xiv), above, will constitute a reorganization within the meaning of ss. 368(a)(1)(D). Distributing and Controlled will each be "a party to a reorganization" within the meaning of ss. 368(b).

         (2) Distributing will recognize no gain or loss upon the transfer of property to Controlled in exchange for Controlled common stock and the assumption of liabilities (ss.ss.361(a) and 357(a)).

         (3) Distributing will recognize no gain or loss upon the distribution of all its Controlled stock (ss. 361(c)).

         (4) Controlled will recognize no gain or loss on its receipt of stock and assets from Distributing in exchange for its common stock (ss. 1032(a)).

         (5) Controlled's basis of the property to be received from Distributing will equal the basis of such property in Distributing's hands immediately prior to the transaction (ss. 362(b)).

         (6) Controlled's holding period of the property to be received from Distributing will include the period during which Distributing held such property (ss. 1223(2)).

         (7) Distributing's shareholders will recognize no gain or loss (and will include no amount in income) upon receipt of the Controlled stock (ss. 355(a)(1).


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         (8)          The Distributing shareholders' aggregate basis of the
                      Distributing and Controlled stock immediately after the distribution of Controlled stock will equal the aggregate basis of the Distributing stock held by those shareholders immediately before such distribution, allocated in proportion to the fair market value of each in accordance with ss. 358(b)(2) and (c) and the regulations promulgated thereunder.

         (9) The Distributing shareholders, holding period of the Controlled stock to be received will include the holding period of the Distributing stock with respect to which the distribution will be made, provided that such stock is held as a capital asset on the day of the exchange (ss. 1223(1)).

         (10) As provided in ss. 312(h), proper allocation of earnings and profits between Distributing and Controlled will be made under ss. 1.312-10(a).

                      We express no opinion about the tax treatment of the transaction under the provisions of any other sections of the Code and regulations which may be applicable thereto or the tax treatment of any conditions existing at the time of, or effects resulting from the transaction, which are not specifically set forth in the above ruling. No opinion was requested and none is given concerning the tax consequences of the transfers described in (I) through (VIII), (X) through (XIII), or (XV), above, except to reflect they will not adversely affect the rulings given in this letter. In particular, no opinion was requested and none is expressed concerning the tax consequences of the transactions referred to in (X), above, including whether such transactions will be treated as part of the transaction described in (IX), above.

                      This ruling is directed only to the taxpayer on whose behalf it was requested. Section 6110(j)(3) provides that it may not be used or cited as precedent.

                      Affected taxpayers must attach a copy of this letter to their federal income tax returns for the taxable year in which the transaction covered by this ruling letter is consummated.

                                  Sincerely yours,


                                  Assistant Chief Counsel (Corporate)


                                  By
                                    -----------------------------------------
                                       Victor L. Penico
                                       Chief, Branch 3



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